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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        October 25, 2004
                                                --------------------------------



                                   ONEIDA LTD.
             (Exact name of Registrant as specified in its charter)



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
         NEW YORK                            1-5452                              15-0405700
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   (State or other jurisdiction           (Commission                          (I.R.S. Employer
         of incorporation)                File Number)                       Identification Number)


163-181 KENWOOD AVENUE, ONEIDA, NEW YORK                               13421
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(Address of principal executive offices)                            (Zip Code)
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Registrant's telephone number, including area code        (315) 361-3000
                                                  ------------------------------

Former name or former address, if changed since last report        N/A
                                                           ---------------------


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ITEM 5.02.        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (d.) As previously reported, on October 25, 2004 Oneida Ltd. (the "Company") completed the reconstitution of its Board of Directors (the "Board"). The following individuals were appointed directors of the Company effective October 25, 2004:

                  William C. Langley will serve on the Audit Committee of the Company's Board.

                  Hugh R. Rovit will serve on the Nominating & Corporate Governance Committee of the Company's Board.

                  Christopher H. Smith will serve on the Audit and Executive Committees of the Company's Board.

                  Fred Spivak will serve on the Audit, Executive and Nominating & Corporate Governance Committees of the Company's Board.

                  Terry G. Westbrook will serve on the Management Development & Executive Compensation and Executive Committees of the Company's Board.

                  Nick White will serve on the Management Development & Executive Compensation Committees of the Company's Board.

                  There are no arrangements or understandings pursuant to which any of the newly appointed directors named above were selected as directors of the Company. Since the beginning of the Company's last fiscal year none of the newly appointed directors named above or their immediate family members have had any relationships or transactions with or indebtedness to the Company or any of its subsidiaries.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ONEIDA LTD.

                                               By: /s/ ANDREW G. CHURCH
                                                   --------------------
                                                       Andrew G. Church
                                                       Senior Vice President &
                                                       Chief Financial Officer


Dated: December 22, 2004